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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



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                  GRAND PRIX ASSOCIATION OF LONG BEACH, INC.

                              FIRST AMENDMENT TO
              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS


To all shareholders of record of Grand Prix Association of Long Beach, Inc.:

PLEASE BE ADVISED that the Board of Directors of the Company has been advised that it would be in the Company's best interests to change its fiscal year end to November 30, rather than December 31, as previously stated in the Company's Proxy Statement. The Board has adopted a resolution in conformity therewith.

Therefore, the Company hereby amends and revises Proposal Three, at page 7 of the Proxy Statement previously mailed to you to read as follows:

                                PROPOSAL THREE
                    CHANGE OF FISCAL YEAR END TO NOVEMBER 30


THIS PROPOSAL IS TO CHANGE THE COMPANY'S FISCAL YEAR END FROM JUNE 30 TO NOVEMBER 30

As the Company has begun its transition from a single event/single venue business to a year-round, three-venue company, it becomes practical to adopt a fiscal year which is based on the schedule of events held by the company. Because the racing season is from March through October, changing the fiscal year end from June 30 to November 30 will provide a better point of reference for comparative analysis of actual and projected events within a racing season. This change will require the Company to file a five-month transition report on Form 10-KSB for the period of July 1, 1996 through November 30, 1996.

APPROVAL BY SHAREHOLDERS

This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek the affirmative vote of a majority of the shares represented and voting at the Annual Meeting with respect to this change. Unless instructed otherwise, the proxy holder will vote proxies held by her FOR this resolution. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

It is the intention of the Proxyholder to vote all proxies received by her FOR the approval of Proposal Three, as amended.

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You are advised that any proxy given by you may be revoked at any time before its use by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

In all other respects the Proxy Statement for the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held Monday, December 9, 1996 at 4:00 p.m. local time, remains unchanged and in full force and effect.

The Board of Directors knows of no other business to be transacted at the Annual Meeting of shareholders, but if any other matters do come before the meeting, it is the intention of the person named in the accompanying proxy to vote or act with respect to them in accordance with her best judgment.

                                         By Order of the Board of Directors

                                         /s/ GEMMA A. BANNON
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                                         Gemma A. Bannon, Secretary

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